United States
Securities and Exchange Commission
Washington, D.C. 20579
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – March 1, 2006
Littelfuse, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
800 E. Northwest Hwy., Des Plaines, IL 60016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 824-1188
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Pursuant to a Performance Shares Agreement under the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the “1993 Stock Plan”), Kenneth R. Audino earned the equivalent of 3,000 shares of Common Stock of Littelfuse, Inc. (the “Company”), 1,500 of which would be issued as restricted shares of Common Stock and 1,500 of which would be converted to cash at the various times the restrictions lapse. On March 1, 2006, Mr. Audino retired from the Company. In accordance with the 1993 Stock Plan, upon the retirement of participants, all of the restrictions on restricted shares lapse. Pursuant to this provision, Mr. Audino was awarded 1,500 unrestricted shares of Common Stock as of March 1, 2006, and will be paid approximately $43,500 in cash.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.
Date: March 6, 2006	By:	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support and Chief Financial Officer